Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY
FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES ISSUED

BY WILLIAMS INDUSTRIAL SERVICES GROUP INC.

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the rights offering (the “Rights Offering”) described in the Prospectus, dated [       ] [  ], 2020 (the “Prospectus”), of Williams Industrial Services Group Inc., a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”) to Computershare Trust Company, N.A., the subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m., New York City time, on [    ] [  ], 2020 , unless such time is extended by the Company as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”).  This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date.  See the sections titled “Description of the Rights Offering—Exercise of Rights” and “Description of the Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

Payment in full of the Subscription Price of $[  ] per whole share for each share of common stock subscribed for upon exercise of such Rights, including pursuant to the Over-Subscription Privilege, must be received, including final clearance of any checks, by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate(s) evidencing such Rights must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “Description of the Rights Offering—Guaranteed Delivery Procedures” and “Description of the Rights Offering—Payment Method” in the Prospectus. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The address of the Subscription Agent is as follows:

If delivering by registered first class mail:	Computershare Trust Company, N.A.
Corporate Actions Voluntary Offer; COY: GEG
P.O. Box 43011
Providence, RI 02940-3011

If delivering by express mail, courier or other expedited service:	Computershare Trust Company, N.A.
Corporate Actions Voluntary Offer; COY: GEG
150 Royall Street, Suite V
Canton, MA 02021

If by email:	canoticeofguarantee@computershare.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE OFFER.

If you have any questions or require additional copies of relevant documents, please contact the Company’s information agent, Georgeson LLC, toll free at (888) 666-2580.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing Rights issued by Williams Industrial Services Group, Inc. and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Rights, pursuant to the basic subscription Right and the Over-Subscription Privilege as described in the Prospectus:

No. of whole shares subscribed for pursuant to exercise of basic subscription Right:
plus
No. of additional shares subscribed for pursuant to exercise of Over-Subscription Privilege:
TOTAL SHARES SUBSCRIBED:
times Subscription Price ($[ ]) per whole share
TOTAL PAYMENT DUE:	$

The undersigned understands that payment of the Subscription Price of $[  ] per whole share for each share of common stock subscribed pursuant to the basic subscription Right(s) and the Over-Subscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐            is being delivered to the Subscription Agent herewith; or

☐            has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐            uncertified personal check

☐            wire transfer of immediately available funds

Signature(s):

Name(s):

Address:

Telephone:

Subscription Rights
Certificate No.(s):

GUARANTEE OF DELIVERY

(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.